Fitchburg Gas and Electric Light Company

$14,000,000 Aggregate Principal Amount of 7.98% Notes

due June 1, 2031

Note Agreement

Dated as of June 1, 2001

Table of Contents

Section Heading Page

Section 1. Authorization of Notes. *

Section 2. Sale and Purchase of Notes. *

Section 2.1. Commitment *

Section 2.2. Several Commitments *

Section 3. Closing. *

Section 4. Conditions to Closing. *

Section 4.1. Representations and Warranties *

Section 4.2. Performance; No Default *

Section 4.3. Compliance Certificate *

Section 4.4. Regulatory Approvals *

Section 4.5. Legal Opinions *

Section 4.6. Related Transactions *

Section 4.7. Proceedings and Documents *

Section 4.8. Private Placement Number *

Section 5. Representations and Warranties of the Company. *

Section 5.1. Organization, Standing, Due Authorization *

Section 5.2. Capitalization *

Section 5.3. Subsidiaries *

Section 5.4. Qualification *

Section 5.5. Periodic Reports *

Section 5.6. Franchises; Etc *

Section 5.7. Financial Statements *

Section 5.8. Changes; Etc *

Section 5.9. Tax Returns and Payments *

Section 5.10. Title to Properties *

Section 5.11. Litigation; Etc *

Section 5.12. Compliance with Other Instruments, Etc *

Section 5.13. ERISA *

Section 5.14. Regulatory Jurisdiction and Approvals *

Section 5.15. Patents; Trademarks; Etc *

Section 5.16. Offer of Notes *

Section 5.17. Investment Company Act Status *

Section 5.18. Federal Reserve Regulations *

Section 5.19. Foreign Credit Restraints *

Section 5.20. Disclosure *

Section 5.21. Funded Indebtedness *

Section 5.22. Sale is Legal and Authorized *

Section 5.23. No Defaults *

Section 5.24. Compliance with Environmental Laws *

Section 6. Use of Proceeds. *

Section 7. Purchasers' Representations. *

Section 8. Registration, Transfer and Substitution of Notes. *

Section 8.1. Note Register; Ownership of Notes *

Section 8.2. Transfer and Exchange of Notes *

Section 8.3. Replacement of Notes *

Section 9. Payment on Notes *

Section 10. Redemption of Notes *

Section 10.1. Fixed Redemptions *

Section 10.2. Optional Redemption *

Section 10.3. Notice of Optional Redemptions *

Section 10.4. Selection of Notes for Redemption *

Section 10.5. Maturity; Surrender; Etc *

Section 10.6. Repurchase of Notes *

Section 11. Covenants *

Section 11.1. Punctual Payment *

Section 11.2. Prompt Payment of Taxes and Indebtedness *

Section 11.3. Limitation on Liens *

Section 11.4. Limitation on Funded Indebtedness *

Section 11.5. Limitation on Subsidiary Indebtedness *

Section 11.6. Restriction on Dividends *

Section 11.7. Nature of Business *

Section 11.8. Corporate Existence, Etc *

Section 11.9. Maintenance of Insurance *

Section 11.10. Maintenance of Properties; Etc *

Section 11.11. Merger or Consolidation; Sale or Transfer of Assets *

Section 11.12. Books of Account and Reports *

Section 11.13. Transactions with Affiliates *

Section 11.14. Compliance with Laws *

Section 12. Information as to the Company *

Section 12.1. Accounting; Financial Statements and Other Information *

Section 12.2. Inspection *

Section 13. Defaults *

Section 13.1. Events of Default; Acceleration *

Section 13.2. Remedies on Default; Etc *

Section 13.3. Rescission of Acceleration *

Section 14. Definitions; Accounting Principles *

Section 14.1. Definitions *

Section 14.2. Accounting Principles *

Section 15. Expenses; Etc *

Section 16. Survival of Agreements; Etc *

Section 17. Amendments and Waivers *

Section 18. Notices; Etc *

Section 19. Further Assurances *

Section 20. Miscellaneous *

Section 21. Severability *

Signature Page *

Schedules and Exhibits:

Schedule I - Names and Addresses of Purchasers

Schedule II - Funded Indebtedness Outstanding

Exhibit A - Form of Note

Exhibit B - Form of Opinion of Special Counsel for the Purchasers

Exhibit C - Form of Opinion of Counsel for the Company

Fitchburg Gas and Electric Light Company
6 Liberty Lane West
Hampton, New Hampshire 03842

Dated as of June 1, 2001

To the Purchasers named in Schedule I attached hereto

Fitchburg Gas and Electric Light Company (the "Company"), a Massachusetts corporation, agrees with the Purchasers named on Schedule I of this Agreement (the "Purchasers") as follows:

Section 1. Authorization of Notes.

The Company has authorized the issue and sale of $14,000,000 principal amount of its 7.98% Notes due June 1, 2031 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 8 hereof), interest to be payable semiannually on June 1 and December 1 in each year (commencing on December 1, 2001), such Notes to be substantially in the form of Exhibit A attached hereto, with such changes therein, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used herein are defined in Section 14 hereof.

Section 2. Sale and Purchase of Notes.

Section 2.1. Commitment. The Company will issue and sell to each Purchaser and, subject to the terms and conditions hereof, each Purchaser will purchase from the Company, Notes at a purchase price of 100% of the principal amount thereof set forth opposite such Purchaser's name on Schedule I hereto, on the Closing Date hereinafter defined.

Section 2.2. Several Commitments. The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

Section 3. Closing.

The closing of the sale and purchase of the Notes (the "Closing") shall take place at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m., Chicago time on June 8, 2001 or on such other business day not later than June 15, 2001 as may be mutually agreed upon by the Purchasers and the Company (the "Closing Date"). At the Closing the Company will deliver to each Purchaser the Notes in the form of a single registered Note (unless different denominations are specified by such Purchaser) in the form of Exhibit A attached hereto dated the Closing Date for the full amount of the purchase price and registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery, against receipt of the purchase price payable by wire transfer of immediately available funds to such account as the Company shall notify the Purchasers in writing at least two days prior to the Closing Date. If at the Closing the Company shall fail to tender such Notes as provided herein, or if at the Closing any of the conditions specified in Section 4 shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all further obligations to purchase Notes under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

The obligation of each Purchaser to purchase the Notes to be sold to it at the Closing is subject to the fulfillment, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in Section 5 shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing no condition or event shall exist which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default (as defined in Section 13.1 hereof).

Section 4.3. Compliance Certificate. The Company shall have delivered to each Purchaser an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 hereof have been fulfilled.

Section 4.4. Regulatory Approvals. The issue and sale of the Notes shall have been duly authorized by order of the Massachusetts Department of Telecommunications and Energy (the "MDTE") and such order shall be in full force and effect at the time of the Closing and the appeal period applicable to such order shall have expired.

Section 4.5. Legal Opinions. Each Purchaser shall have received from Chapman and Cutler, who is acting as special counsel to the Purchasers in this transaction and from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, their respective opinions, dated the Closing Date, substantially in the form of Exhibits B and C attached hereto.

Section 4.6. Related Transactions. On the Closing Date the Company shall have consummated the sale of the Notes scheduled to be sold to the other Purchaser on the Closing Date pursuant to this Agreement.

Section 4.7. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to each Purchaser and its special counsel, and each Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

Section 4.8. Private Placement Number. Purchasers' special counsel shall have obtained from Standard & Poor's Corporation and provided to each Purchaser a Private Placement Number for the Notes.

Section 5. Representations and Warranties of the Company.

The Company represents and warrants that:

Section 5.1. Organization, Standing, Due Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own and operate its Properties, to carry on its business as now conducted, to enter into this Agreement, to issue and sell the Notes and to carry out the terms hereof and thereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no approval of the stockholders of the Company is required in connection therewith.

Section 5.2. Capitalization. The Company's authorized and outstanding capital stock is as follows:

Title of Class	Shares Authorized	Shares Outstanding
Common Stock, $10 par value	2,000,000	1,244,629
Cumulative Preferred Stock, $100 par value	99,820
5-1/8% Series 8% Series		9,596 12,318

All of the Company's outstanding capital stock is validly issued, fully paid and non-assessable.

Section 5.3. Subsidiaries. Other than holdings of capital stock which, individually and in the aggregate, are immaterial to the business and financial condition of the Company, the Company does not own any shares of capital stock or shares of beneficial interest of any corporation or other entity except Fitchburg Energy Development Company, a wholly-owned Subsidiary, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and which is currently an inactive Subsidiary.

Section 5.4. Qualification. In all jurisdictions where the Company owns real Property or maintains any place of business, it is either qualified to do business and in good standing or such qualification can readily be obtained without substantial penalty and the failure to qualify in jurisdictions where the Company has not done so will not have a material adverse effect on the business or condition of the Company and its Subsidiary, taken as a whole, financial or otherwise.

Section 5.5. Periodic Reports. The Company has delivered to each Purchaser the Annual Report on Form 10-K Report filed by Unitil with the Securities and Exchange Commission (the "Sec") for the fiscal year ended December 31, 2000, including such Exhibits thereto as each Purchaser has requested (the "10-K Report"), and the Quarterly Reports on Form 10-Q by Unitil filed with the SEC for the fiscal quarter ended March 31, 2001 (the "10-Q Report"). Unitil has not filed any Current Reports on Form 8-K filed with the SEC during calendar year 2000 or 2001. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, Properties, operations or condition, financial or otherwise, of the Company and its Subsidiary taken as a whole, which has not been set forth in the 10-K Report, the 10-Q Report, this Agreement, the Notes or in the other written documents, certificates and statements already furnished to each Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby.

Section 5.6. Franchises; Etc. The Company has all franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authorizations and orders of governmental bodies, political subdivisions and regulatory authorities, free from unduly burdensome restrictions, as are reasonably necessary for the ownership of the Properties now owned and operated by it, the maintenance and operation of the Properties now operated by it and the conduct of the business now conducted by it.

Section 5.7. Financial Statements. The Company has furnished to each Purchaser:

(a) the Company's financial statements for each of its fiscal years ended December 31, 1998, 1999 and 2000 (the "Annual Reports"), containing balance sheets, on a consolidated basis, of the Company and its Subsidiary as at the end of such fiscal years and the related statements of earnings, retained earnings and cash flows of the Company on a consolidated basis for such fiscal years, as certified by Grant Thornton L.L.P., independent certified public accountants; and

(b) unaudited consolidated financial statements of the Company and its Subsidiary for the three months ended March 31, 2001, including a consolidated balance sheet as at such date and statements of earnings and retained earnings for such period (together with the Annual Reports, the "Company Reports").

Subject to any qualifications set forth in the accompanying reports of independent certified public accountants, all such financial statements are complete and correct (subject, in the case of such unaudited financial statements, to year-end and audit adjustments) and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. Such balance sheets (together with the pertinent notes thereto) fairly present the financial condition of the Company and its Subsidiary as at the respective dates indicated, and in each case reflect all known liabilities, contingent or otherwise, at such dates, all in accordance with generally accepted accounting principles, and such statements of earnings, retained earnings and cash flows fairly present the results of the operations of the Company and its Subsidiary for the respective periods indicated.

Section 5.8. Changes; Etc. Since December 31, 2000: (a) except as disclosed in the 10-K Report, 10-Q Report or the Company Reports, there has been no material adverse change in the assets, liabilities or financial condition of the Company and its Subsidiary, taken as a whole, from that reflected in the balance sheet as at December 31, 2000 referred to in Section 5.7 or otherwise previously disclosed in writing, other than changes in the ordinary course of business; (b) neither the business, operations or affairs of the Company and its Subsidiary nor any of their Properties or assets, taken as a whole, have been materially adversely affected by any occurrence or development (whether or not insured against) except as disclosed in the 10-K Report, the 10-Q Report or the Company Reports or otherwise previously disclosed in writing; and (c) the Company has not, prior to the Closing Date, directly or indirectly, declared, paid or made any dividend or distribution on or on account of any shares of capital stock of the Company or any redemption, retirement, purchase or other acquisition of any shares of capital stock of the Company, or agreed to do so, except for the payment of regular cash dividends on its Cumulative Preferred Stock and purchases of Cumulative Preferred Stock under applicable sinking fund provisions.

Section 5.9. Tax Returns and Payments. All tax returns of the Company and its Subsidiary required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Company or its Subsidiary shown to be due on such returns have been paid. The federal income tax liability of the Company and its Subsidiary has been finally determined by the Internal Revenue Service and satisfied through the fiscal year ended December 31, 1993. The charges, accruals and reserves on the books of the Company and its Subsidiary in respect of income taxes for all fiscal periods are adequate in the opinion of the Company and, except as disclosed in the 10-K Report, the 10-Q Report or the Company Reports, the Company knows of no unpaid assessment for additional income taxes for any fiscal period or of any basis therefor.

Section 5.10. Title to Properties. Each of the Company and its Subsidiary has good and marketable title to all the real Property and a good and valid ownership interest in all the other assets reflected in the most recent balance sheet referred to in Section 5.7 or subsequently acquired, other than real Property and other assets subsequently sold or otherwise disposed of in the ordinary course of business, subject in each case only to Liens permitted by Section 11.3.

Section 5.11. Litigation; Etc. There is no action, proceeding or investigation pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which questions the validity of this Agreement or the Notes or any action taken or to be taken pursuant hereto or thereto, nor, except as disclosed in the 10-K Report, the 10-Q Report or the Company Reports, is there any action, proceeding or investigation pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company and its Subsidiary or their Properties and assets taken as a whole or in any material liability on the part of the Company or its Subsidiary.

Section 5.12. Compliance with Other Instruments, Etc. Except as set forth in the 10-K Report, the 10-Q Report or the Company Reports, the Company is not in violation of any term of its Articles of Organization or By-Laws, or, to the Company's knowledge, in violation of any term of any franchise, license, permit, agreement, indenture, instrument, judgment, decree, order, statute, or governmental rule or regulation applicable to it so as to materially and adversely affect, either individually or in the aggregate, its financial condition; and the execution, delivery and performance of this Agreement and the Notes will not result in any such violation or be in conflict with or constitute a default under any term of any of the foregoing and will not result in the creation of any mortgage, lien, charge or encumbrance upon any of the Properties or assets of the Company or its Subsidiary pursuant to any such term.

Section 5.13. ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiary is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.13(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 7(b) as to the sources of the funds used to pay the purchase price of the Notes.

Section 5.14. Regulatory Jurisdiction and Approvals. The Company is subject to regulation by the MDTE with respect to retail rates, adequacy of service, issuance of securities, accounting and other matters. The issuance and sale of the Notes has been authorized by an order of the MDTE which has become final and the applicable appeal period has expired. The Company is exempt from registration of the Notes with the SEC pursuant to Regulation 250.52(a) promulgated under the Public Utility Holding Company Act of 1935, as amended. Although a post-sale filing with the SEC on Form U-6B-2 is required, the issuance and sale of the Notes is not subject to the prior approval of the SEC under the Holding Company Act. No order, consent, approval or authorization of, or any declaration or filing with, any other governmental agency or authority is required as a condition precedent to the valid offering, issue, sale and delivery of the Notes by the Company and the consummation by the Company of the transactions contemplated hereby.

Section 5.15. Patents; Trademarks; Etc. The Company owns or possesses all of the patents, trademarks, service marks, trade names and copyrights, and all rights of use with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

Section 5.16. Offer of Notes. Neither the Company nor anyone authorized to act on its behalf has directly or indirectly offered or will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicited or will solicit any offer to acquire any of the same from, or has otherwise approached or negotiated or will approach or negotiate in respect thereof with not more than 125 institutional investors, including the Purchasers. Neither the Company nor anyone authorized to act on its behalf has taken or will take any action which will subject the issuance and sale of the Notes to the provisions of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

Section 5.17. Investment Company Act Status. Neither the Company nor its Subsidiary is an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

Section 5.18. Federal Reserve Regulations. Neither the Company nor its Subsidiary owns or has any present intention of acquiring any "margin security" within the meaning of Regulation U (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security"). The proceeds of the sale of the Notes will be applied as provided in Section 6. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or Section 7 of the Securities Exchange Act of 1934 (the "Exchange Act"), each now in effect.

Section 5.19. Foreign Credit Restraints. Neither the consummation of the transactions contemplated by this Agreement nor the use of the proceeds of the sale of the Notes will violate any provision of any applicable statute, regulation or order of, or any restriction imposed by, the United States of America or any authorized official, board, department, instrumentality or agency thereof relating to the control of foreign or overseas lending or investment.

Section 5.20. Disclosure. Neither this Agreement, the financial statements referred to in Section 5.7, the 10-K Report, the 10-Q Report, the Company Reports, nor any other document, certificate or written statement furnished to the Purchasers by or on behalf of the Company in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, operations, affairs or condition of the Company and its Subsidiary, taken as a whole, or their Properties or assets, taken as a whole, which has not been set forth in this Agreement or in the other documents, certificates, the 10-K Report, the 10-Q Report, the Company Reports and written statements furnished to the Purchasers by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated hereby.

Section 5.21. Funded Indebtedness. Schedule II attached hereto correctly describes all Funded Indebtedness of the Company and its Subsidiary outstanding on March 31, 2001.

Section 5.22. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes -

(a) are within the corporate powers of the Company; and

(b) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Organization or By-laws of the Company or otherwise); this Agreement and, when executed and delivered in accordance with the terms hereof, the Notes, have been or will have been, as the case may be, duly executed and delivered on behalf of the Company by duly authorized officers thereof, and this Agreement and, when executed and delivered in accordance with the terms hereof, the Notes constitute or will constitute, as the case may be, the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

Section 5.23. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

Section 5.24. Compliance with Environmental Laws. Except as disclosed in the 10-K Report, the 10-Q Report or the Company Reports, the Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiary, taken as a whole. Except as disclosed in the 10-K Report, the 10-Q Report or the Company Reports, the Company does not know of any liability or class of liability of the Company or its Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

Section 6. Use of Proceeds.

The proceeds of the sale of the Notes will be applied by the Company to refinance existing short-term debt and/or fund capital additions on its utility plant and for general corporate purposes.

Section 7. Purchasers' Representations.

(a) Each Purchaser represents that such Purchaser is purchasing the Notes for its own account for investment and not with a view to the distribution thereof and has no present intention of selling, negotiating, or otherwise disposing of the Notes, provided that the disposition of the Purchaser's Property shall at all times be within its control. The acquisition of any of the Notes by each Purchaser shall constitute the Purchaser's reaffirmation of such representation, and it is understood that in making the representations contained in Sections 5.13(e) and 5.16, the Company is relying, to the extent applicable, on the Purchaser's representation in this Section 7.

(b) Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by the Purchaser hereunder:

(i) the source is an "insurance company general account" and there is no employee benefit plan with respect to which the amount, if any, of such general account's reserves and liabilities for all contracts held by or on behalf of such plan and all other plans maintained by the same employer or its affiliates or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account at the date of purchase (all as determined under Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995)); or

(ii) the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as the Purchaser has disclosed to the Company in writing pursuant to this paragraph (b)(ii)), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (b)(iii); or

(iv) the Source is a governmental plan; or

(v) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERlSA; or

(vi) the Source is one or more employee benefit plans, or a separate account, general account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (b)(vi).

As used in this paragraph (b), the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 8. Registration, Transfer and Substitution of Notes.

Section 8.1. Note Register; Ownership of Notes. The Company will keep at its principal office located at 6 Liberty Lane West, Hampton, New Hampshire, or such other address of which the Company may hereafter notify the holders of the Notes from time to time, a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary except for a properly presented request by such owner to transfer such Note to another Person. All references in this Agreement to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

Section 8.2. Transfer and Exchange of Notes. Upon surrender of any Note by the holder or transferee thereof for registration or transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes in denominations of not less than $100,000 (amounts in excess thereof to be in $10,000 increments, unless the entire principal balance of a Note is being transferred or exchanged, in which case the denomination may be made in increments of less than $10,000 if such Note being transferred or exchanged is in an amount that does not represent $10,000 increments) requested by the holder or transferee which aggregate the unpaid principal amount of such surrendered Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

Section 8.3. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation, upon the surrender of such Note for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. If the Purchasers or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

Section 9. Payment on Notes.

The Company will pay all sums becoming due on each Note (including redemptions, whether for principal or interest) by check mailed to the holder of such Note at the registered address of such holder as set forth in the register kept by the Company at its principal office as provided in Section 8.1, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office for cancellation, provided that, in the case of any Note with respect to which any Purchaser or any subsequent Institutional Holder is the registered owner, and with respect to which any such subsequent Institutional Holder has given written notice to the Company requesting that the provisions of this Section 9 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Purchaser or to such subsequent Institutional Holder at such Purchaser's address set forth in Schedule I hereto or such other address as such Purchaser or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for such Purchaser on Schedule I hereto or in any written notice to the Company from the Purchaser or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Purchaser or any such subsequent Institutional Holder may from time to time direct in writing. The Company will not be liable for failure to make payment on the Notes so long as the Company acts in accordance with any written instructions given by a Purchaser or any such Institutional Holder under Section 9. Prior to any sale or other disposition of any Note, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon, or make such Note available to the Company at its principal office for the purpose of making such endorsement thereon.

Section 10. Redemption of Notes.

Section 10.1. Fixed Redemptions. The Company agrees that on June 1 in each year commencing June 1, 2027 and ending June 1, 2031, it will redeem and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $2,800,000 or (ii) the principal amount of the Notes then outstanding. For purposes of this Section 10.1, any redemption of less than all of the outstanding Notes pursuant to Section 10.2 shall be deemed to be applied first, to the amount of principal scheduled to be paid on June 1, 2031, and then to the remaining scheduled principal payments in inverse chronological order.

Section 10.2. Optional Redemption. The Company may at its option, upon notice as provided in Section 10.3, redeem at any time on or prior to June 1, 2029, all or, from time to time, any part of the Notes aggregating at least $100,000 in aggregate principal amount, in each case by payment of the principal amount of the Notes, or portion thereof to be redeemed and accrued interest thereon to the date of such redemption, together with a premium equal to the Make-Whole Premium, determined as of five business days prior to the date of such prepayment pursuant to this Section 10.2. In addition to the foregoing, on any date after June 1, 2029, all of the Notes, or any part of the principal amount thereof aggregating at least $100,000 in aggregate principal amount, shall be subject to redemption, at the option of the Company, by payment of the interest accrued on the principal amount of the Notes optionally to be redeemed to the date of such redemption plus 100% of the principal amount thereof.

Section 10.3. Notice of Optional Redemptions. The Company will give each holder of any Notes written notice of each optional redemption under Section 10.2 not less than fifteen (15) days and not more than forty-five (45) days prior to the date fixed for such optional redemption, specifying (i) such date, (ii) the aggregate principal amount of the Notes to be redeemed on such date, (iii) the principal amount of each Note held by such holder to be redeemed on such date, (iv) whether a premium may be payable, (v) the date when any such premium will be calculated, (vi) if a premium may be payable, the estimated premium, and (vii) the accrued interest applicable to the redemption. Such notice of redemption shall also certify all facts, if any, which are conditions precedent to any such redemption. Not later than two business days prior to the redemption date specified in such notice, the Company shall provide each holder of a Note written notice of the premium, if any, payable in connection with such redemption and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Premium.

Section 10.4. Selection of Notes for Redemption. Redemptions pursuant to this Section 10 shall be made in units of $1,000 principal amount and integral multiples thereof and the Notes then held by each holder shall be redeemed in proportion, as nearly as may be, to the aggregate principal amount of Notes then outstanding.

Section 10.5. Maturity; Surrender; Etc. In the case of each redemption, the principal amount of each Note to be redeemed and the premium, if any, payable with respect thereto shall become due and payable on the date fixed for such redemption by the written notice referred to in Section 10.3, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest to the date of redemption, interest on such principal amount shall cease to accrue. Any Note redeemed in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 10.6. Repurchase of Notes. The Company will not, nor will it permit any Affiliate to, directly or indirectly repurchase or make any offer to repurchase any Notes unless the Company or any such Affiliate has offered to repurchase Notes, pro rata, from all holders of the Notes at the time outstanding upon the same terms. In case the Company or any such Affiliate repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, Sections 13.1, 13.3 and 17.

Section 11. Covenants.

The Company covenants that, from and after the date of this Agreement and until none of the Notes shall be outstanding:

Section 11.1. Punctual Payment. The Company will duly and punctually pay the principal, premium, if any, and interest on the Notes in accordance with the terms of this Agreement and of the Notes.

Section 11.2. Prompt Payment of Taxes and Indebtedness. The Company will promptly pay and discharge, and will cause each Subsidiary to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or Subsidiary or upon its income or profits, or upon any Property belonging to it; provided, however, that the Company and its Subsidiary shall not be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without additional liability, or if the validity or amount thereof shall then be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies when and as necessary to prevent foreclosure of any Lien which may have attached as security therefor or to prevent the forfeiture or sale of the property subject to the Lien of such assessment, charge or levy or any material interference with the use thereof by the Company or any Subsidiary. The Company will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to operations and dividends declared, other than disputed claims which are being contested in good faith and for which the Company has set aside on its books adequate reserves in accordance with generally accepted accounting principles.

Section 11.3. Limitation on Liens. Except as hereinafter in this Section expressly permitted, the Company will not at any time, nor will it permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist, except in favor of the Company or any Subsidiary, any Lien upon any of its Properties or assets, real or personal, whether now owned or hereafter acquired, or of or upon any income or profits therefrom, without making effective provision, and the Company covenants that in any such case it will make or cause to be made effective provision, whereby the Notes then outstanding shall be secured by such Lien equally and ratably with any and all other Indebtedness to be secured thereby, so long as any such other Indebtedness shall be so secured.

Nothing in this Section shall be construed to prevent the Company or a Subsidiary from creating, assuming or suffering to exist, and the Company and its Subsidiaries are hereby expressly permitted to create, assume or suffer to exist, without securing the Notes as hereinabove provided, Liens of the following character:

(a) Liens existing on the date hereof;

(b) Liens, in addition to those otherwise permitted by this Section 11.3, securing Indebtedness which does not exceed in the aggregate $5,000,000 at any one time outstanding; provided that all such Indebtedness shall have been incurred within the applicable limitations provided in Sections 11.4 and 11.5;

(c) any purchase money mortgage or other Lien existing on any Property of the Company or a Subsidiary at the time of acquisition, whether or not assumed, or created contemporaneously with the acquisition or construction of Property, to secure or provide for the payment of the purchase or construction price of such Property, and any conditional sales agreement or other title retention agreement with respect to any Property hereafter acquired; provided, however, that (i) the aggregate principal amount of the Indebtedness secured by all such mortgages and other liens on a particular parcel of Property shall not exceed 100% of the lesser of the total cost or fair market value at the time of the acquisition or construction of such Property, including the improvements thereon (as determined in good faith by the Board of Directors of the Company) and (ii) all such Indebtedness shall have been incurred within the applicable limitations provided in Sections 11.4 and 11.5;

(d) refundings or extensions of any Lien permitted by this Section 11.3 for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof, and covering only the same Property theretofore securing the same;

(e) deposits, Liens or pledges to enable the Company or a Subsidiary to exercise any privilege or license, or to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the Company or a Subsidiary is a party, or to secure public or statutory obligations of the Company or a Subsidiary, or to secure surety, stay or appeal bonds to which the Company or a Subsidiary is a party; or other similar deposits or pledges made in the ordinary course of business;

(f) mechanics', workmen's, repairmen's, materialmen's or carrier's liens or other similar Liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such Liens;

(g) Liens arising out of judgments or awards against the Company or a Subsidiary with respect to which the Company or a Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; or Liens incurred by the Company or a Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or a Subsidiary is a party;

(h) Liens for taxes (x) not yet subject to penalties for non-payment or (y) being contested provided, payment thereof is not required by Section 11.2; or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real Properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said Properties or materially impair their use in the operation of the business of the Company or a Subsidiary;

(i) pledges, assignments and other security devices entered into in connection with the financing or refinancing of customer's conditional sales contracts;

(j) Liens incurred in connection with the lease of conversion burners and water heaters to customers;

(k) Liens incurred in connection with agreements for the financing of gas, nuclear and other fuel inventories and cushion gas;

(l) Liens on Property acquired through the merger or consolidation of another utility company with or into, or the purchase of all or substantially all of the assets of another utility company by, the Company or a Subsidiary, provided that such Lien does not extend to other Property of the Company or a Subsidiary; and

(m) Security interests in, and pledges of, the Company's rights and benefits under contracts which have been or may be entered into by the Company and other New England utility companies in connection with participation by the Company and such other utilities in the Hydro-Quebec Purchase Power and Interconnection Projects.

If at any time the Company or a Subsidiary shall create or assume any Lien not permitted by this Section, to which the covenant in the first paragraph of this Section 11.3 is applicable, the Company will promptly deliver to each holder of record of the Notes then outstanding:

(a) an Officers' Certificate stating that the covenant of the Company contained in the first paragraph of this Section 11.3 has been complied with; and

(b) an Opinion of Counsel addressed to such holders to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

Section 11.4. Limitation on Funded Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or assume any Funded Indebtedness other than:

(a) Funded Indebtedness evidenced by the Notes;

(b) Funded Indebtedness outstanding on the date hereof which is described on Schedule II hereto; and

(c) additional Funded Indebtedness so long as (i) the aggregate outstanding principal amount of such Funded Indebtedness, after giving effect to the application of the proceeds thereof (subject to the proviso set forth hereafter) and when added to all other Funded Indebtedness of the Company and its Subsidiaries then outstanding, does not exceed 65% of the Total Capitalization; provided, that in giving effect to the application of such proceeds, only applications which are substantially contemporaneous with the incurrence of such additional Funded Indebtedness shall be given such effect, except that if the application of such proceeds involves the redemption of other securities of the Company, and such redemption cannot be made substantially contemporaneously with the incurrence of such additional Funded Indebtedness, then such intended redemption shall nevertheless be given effect for purposes hereof if either (1) the Company shall have given irrevocable written notice of redemption of such other securities to the holders thereof at or prior to the time of the incurrence of such additional Funded Indebtedness and such redemption is thereafter made in accordance with the terms of such notice, or (2) if such notice was not permitted to be given at or prior to the time of the incurrence of such additional Funded Indebtedness and the redemption will occur within 180 days after such incurrence, then (A) the proceeds of such Funded Indebtedness to be used for such redemption shall have been set aside in an escrow or trust account with a United States bank or other financial institution having capital and surplus of at least $35,000,000, together with written instructions to the escrow agent or trustee to send notice of redemption of such securities provided by the Company to the holders thereof in accordance with the terms of such securities and thereafter to use such proceeds for such redemption in accordance with the terms of such notice, such escrow or trust account to also provide (x) that the funds set aside therein are not to be released to or for the benefit of the Company except for the purpose of accomplishing the redemption contemplated thereby, or with the prior written consent of all holders of Notes then outstanding, and (y) that if the funds set aside therein are invested in securities by such bank or financial institution, they shall be invested only in direct obligations of the United States of America maturing in not more than 180 days, and (B) unless otherwise agreed to in writing by all of the holders of Notes then outstanding, the redemptions to be funded from such escrow or trust account is actually made in accordance with the terms under which such escrow or trust account is established; and (ii) Earnings Available for Interest of the Company and its Subsidiaries shall equal or exceed, for at least twelve (12) consecutive calendar months out of the fifteen (15) months immediately preceding the proposed creation, incurrence or assumption of such Funded Indebtedness, two times all amounts of interest for which the Company and its Subsidiaries will, for the twelve month period immediately following the date of such creation, incurrence or assumption, be obligated on account of all Funded Indebtedness to be outstanding immediately thereafter, in each case after giving effect to the application of the proceeds of such Funded Indebtedness (subject to the proviso set forth in clause (i) of this subdivision (c) of this Section 11.4) and (iii) in the case of additional Subsidiary Indebtedness, the Subsidiary shall be in compliance with Section 11.5.

Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section 11.4 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Funded Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

Section 11.5. Limitation on Subsidiary Indebtedness. In addition to the limitations contained in Section 11.4, no Subsidiary shall create, incur, assume or become liable for or have outstanding, or permit its Property to be subject to a lien securing any Funded Indebtedness if, after giving effect thereto and to any concurrent transaction, the aggregate amount of all Funded Indebtedness of all Subsidiaries would exceed 20% of the aggregate amount of total common stock equity, preference stock and preferred stock of the Company as presented in accordance with generally accepted accounting principles on a consolidated balance sheet of the Company as of such date.

Section 11.6. Restriction on Dividends. Other than dividends payable solely in shares of its own common stock, the Company will not declare or pay any dividend or make any other distribution on any shares of its common stock or apply any of its Property or assets (other than amounts equal to net proceeds received from the sale of common stock of the Company subsequent to the date of this Agreement) to the purchase or retirement of, or make any other distribution, through reduction of capital or otherwise, in respect of any shares of its common stock (which dividends, distributions, purchases and retirements are hereinafter referred to as "distributions") if, after giving effect to such distribution, the aggregate of all such distributions declared, paid, made or applied subsequent to December 31, 2000, plus the amount of all regular dividends declared on any class of preferred stock of the Company subsequent to December 31, 2000 and all amounts charged to retained earnings after December 31, 2000 in connection with the purchase or retirement of any shares of preferred stock or preference stock of the Company, would exceed an amount equal to the sum of $10,000,000 plus (or minus in the event of a deficit) Net Income (Deficit) accumulated after December 31, 2000.

For the purposes of this Section 11.6, the amount of any distribution declared, paid or distributed in Property shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of the Company) of such Property at the time of the making of the distribution in question.

Section 11.7. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement; provided, that any sale or other disposition of the Company's natural gas distribution business shall not be deemed to be a change in the general nature of the business of the Company and its Subsidiaries.

Section 11.8. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 11.11 nor shall the foregoing prevent any transaction involving the liquidation or dissolution of any Subsidiary of the Company so long as such liquidation or dissolution would not have a material impact on the Company and its Subsidiaries taken as a whole.

Section 11.9. Maintenance of Insurance. The Company will insure and keep insured, and will cause every Subsidiary to insure and keep insured, to a reasonable amount with reputable insurance companies, so much of their respective Properties as companies engaged in a similar business and to the extent such companies in accordance with good business practice customarily insure Properties of a similar character against loss by fire and from other causes or, in lieu thereof, in the case of itself or its Subsidiaries, the Company will maintain or cause to be maintained a system or systems of self-insurance which will accord with the approved practices of companies owning or operating Properties of a similar character and maintaining such systems, and of a size similar to that of the Company's ultimate corporate parent, including the Company and all other direct and indirect subsidiaries of such ultimate corporate parent on a consolidated basis.

Section 11.10. Maintenance of Properties; Etc. The Company will, and will cause every Subsidiary to, maintain, preserve, protect and keep its Properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto so that its business and every portion thereof may be properly and advantageously conducted at all times.

Section 11.11. Merger or Consolidation; Sale or Transfer of Assets. The Company will not (a) consolidate with or be a party to a merger with any other corporation or (b) sell, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries; provided, however, that the Company may consolidate or merge with any other corporation, or sell, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, if (i) the corporation which results from such consolidation or merger or the corporation to which the Company sells, leases or otherwise disposes of all or substantially all of its and its Subsidiaries' assets (in either case, the "surviving corporation") is either the Company (in the case of a merger or consolidation), or, if not, is organized under the laws of any State of the United States or the District of Columbia, (ii) if the surviving corporation is not the Company, the obligations of the Company under this Agreement and the Notes are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger or sale, lease or other disposition of all or substantially all of the Company's and its Subsidiaries' assets, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the Company or the surviving corporation, as the case may be, could incur at least $1.00 of additional Funded Indebtedness pursuant to Section 11.4.; provided, further that the Company will be permitted to sell its generating assets and power purchase entitlements without the consent of the Purchasers, pursuant to the Company's restructuring plan filed with the MDTE on December 31, 1997.

Section 11.12. Books of Account and Reports. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries, in accordance with such system of accounts and orders as shall be prescribed by governmental authorities having jurisdiction in the premises, or, in the absence thereof, in accordance with generally accepted accounting principles, and will file such reports and documents with such Federal and state governmental authorities as may be required by law.

Section 11.13. Transactions with Affiliates. Neither the Company nor any Subsidiary will enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except as may be necessary in order for the Company to comply with requirements of any applicable state or federal statute or regulation; provided, however, that if it is not possible to identify what terms would apply to a comparable arm's-length transaction with a Person not an Affiliate, such transaction shall be upon such terms as shall be fair and reasonable under the circumstances.

Section 11.14. Compliance with Laws. The Company will promptly comply in all material respects, and will cause each Subsidiary to comply in all material respects, with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, or financial condition of the Company and its Subsidiaries taken as a whole would result in any Lien not permitted under Section 11.3.

Section 12. Information as to the Company.

Section 12.1. Accounting; Financial Statements and Other Information. The Company will deliver (in duplicate) to each Purchaser, so long as it is the holder of any Notes, and to each Institutional Holder of at least 5% in principal amount of the Notes at the time outstanding:

(a) as soon as available but in any event within ninety (90) days after the end of each of the first three quarterly fiscal periods in each year of the Company, a consolidated balance sheet of the Company and its Subsidiaries at the end of such period, and a consolidated statement of earnings and retained earnings of the Company and its Subsidiaries for such period and for the portion of the fiscal year ending with such period, together with a statement of cash flows for the portion of the fiscal year ending with such period, in each case setting forth in comparative form figures for the corresponding period of the previous year, all in reasonable detail and certified, subject to changes resulting from year-end and audit adjustments, by the Treasurer or an Assistant Treasurer of the Company;

(b) as soon as available but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and a consolidated statement of earnings and retained earnings and cash flows of the Company and its Subsidiaries, in each case setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Grant Thornton or other independent public accountants of recognized national standing selected by the Company to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the prior fiscal year (except for such changes, if any, as may be specified in such opinion) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of such year and the consolidated results of operations for such year, and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

(c) as soon as available but in any event within ninety (90) days after the end of each of the first three quarterly fiscal periods in each year of Unitil, a balance sheet of Unitil at the end of such period, and a statement of earnings and retained earnings of Unitil for such period and for the portion of the fiscal year ending with such period, together with a statement of cash flows for the portion of the fiscal year ending with such period, in each case setting forth in comparative form figures for the corresponding period of the previous year, all in reasonable detail and certified, subject to changes resulting from year-end and audit adjustments, by the Treasurer, an Assistant Treasurer or any Vice President of Unitil;

(d) as soon as available but in any event within one hundred twenty (120) days after the end of the fiscal year of Unitil, a balance sheet of Unitil as at the end of such year, and a consolidated statement of earnings and retained earnings and cash flows of Unitil, in each case setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Grant Thornton or other independent public accountants of recognized national standing selected by Unitil to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the prior fiscal year (except for such changes, if any, as may be specified in such opinion) and fairly present, in all material respects, the financial position of Unitil as of the end of such year and the results of operations for such year, and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

(e) concurrently with delivery of the documents provided for in Sections 12.1(a) and (b), an Officer's Certificate, stating that the officer providing the certificate has reviewed the provisions of this Agreement and setting forth whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

(f) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Company or its parent shall send to its public stockholders, and copies of all reports which the Company or its parent may file with the SEC or any governmental authority at any time substituted therefor; and

(g) such other information relating to the affairs of the Company as a Purchaser or any such holder reasonably may request from time to time, including, without limitation, written verification (including computations) of compliance by the Company with the requirements of Section 11.3 through 11.4.

Section 12.2. Inspection. The Company will permit any authorized representatives designated by a Purchaser, so long as it is the holder of any Notes, or by each Institutional Holder which holds at least 50% in principal amount of the Notes then outstanding, at such Purchaser's or such Institutional Holder's expense, to visit and inspect any of the Properties of the Company or any Subsidiary including its books of account, to make copies and take extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes such accountants to discuss with such Purchaser or any such other Institutional Holder the finances and affairs of the Company or any Subsidiary in the presence of an officer of the Company), all at such reasonable times during customary business hours and as often as may reasonably be requested; provided, that such Purchaser agrees and any such Institutional Holder by its acquisition of any Notes shall be deemed to agree to keep confidential any nonpublic information received as a result of the rights granted in this Section 12.2, except that each such holder of the Notes reserves the right to disclose such information (i) as may be appropriate in connection with enforcing compliance with the terms and conditions of this Agreement, (ii) as may be required to governmental agencies, courts or other agencies to whose regulation such holder may be subject but only to the extent that such agencies or courts are authorized by or have apparent authority under applicable law, regulation, court order or other regulatory authority to request such information and (iii) as may be necessary to furnish to a prospective bona fide purchaser of any of the Notes, any of such information which, in the reasonable opinion of the holder of such Notes, is a material fact regarding the Company, provided, that disclosure of any such information may be made to no more than two such prospective purchasers in any thirty day period, each such prospective purchaser must be eligible to be an Institutional Holder should it purchase Notes, and the amount of Notes which would be involved in a sale to any such prospective purchaser is at least 5% of the then-outstanding Notes.

Section 13. Defaults.

Section 13.1. Events of Default; Acceleration. If any one or more of the following conditions or events ("Events of Default") shall occur:

(a) default shall occur in the payment of interest on any Note when the same becomes due and payable, and such default shall have continued for more than five (5) days; or

(b) default shall occur in the making of any required redemption of any of the Notes as provided in Section 10.1, or in the making of any other payment of principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for redemption; or

(c) the Company shall default in the performance of or compliance with any term contained in Sections 11.3, 11.4, 11.5, 11.6 or 11.11; or

(d) the Company shall default in the performance of or compliance with any term contained herein other than those referred to above in this Section 13 and such default shall not have been remedied within thirty (30) days after the earlier of (i) the day on which the President, Treasurer or a Senior or Executive Vice President first obtains knowledge of such default or (ii) the date on which written notice thereof shall have been given to the Company by any holder of any Note; or

(e) any representation or warranty made in writing by or on behalf of the Company herein or pursuant hereto or in connection with the consummation of the issuance and delivery of the Notes shall have been false or incorrect in any material respect at the time as of which made; or

(f) the Company or any Subsidiary shall default (as principal or guarantor or other surety) in the payment of any principal of or premium, if any, or interest on any Indebtedness for borrowed money (other than the Notes) the aggregate outstanding principal balance of which shall then exceed $5,000,000 and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or the Company or any Subsidiary shall default in the performance of or compliance with any term of any evidence of such Indebtedness for borrowed money or of any mortgage, indenture or any other agreement relating thereto and the effect of such default is to permit the acceleration of the maturity of such Indebtedness for borrowed money prior to its stated maturity or prior to its regularly scheduled dates of payment; or

(g) the Company or any Subsidiary shall commence a voluntary case under the federal bankruptcy laws or take advantage of any insolvency law, or shall admit in writing its insolvency or its inability to pay its debts as they become due, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its Property, or shall take any corporate action authorizing or seeking to effect any of the foregoing, or shall generally not pay its debts as they become due; or

(h) a trustee, receiver, custodian or similar official or agent shall be appointed for the Company or any Subsidiary by a court or other governmental authority or agency having jurisdiction in the premises or for any substantial part of its Property, and is not discharged for a period of thirty (30) days from the date of its entry, or all or any substantial part of the Property of the Company or any Subsidiary is condemned by eminent domain, seized or otherwise appropriated by any such governmental authority; or

(i) the Company or any Subsidiary shall have a court order or decree for relief in any involuntary case under the federal bankruptcy laws entered against it, and such court order or decree shall remain undismissed and unstayed for sixty (60) days, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed and unstayed for sixty (60) days; or

(j) one or more final judgments for payment of money exceeding in the aggregate $5,000,000 (in excess of insurance available therefor) shall be rendered against the Company or any Subsidiary and shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed;

then, and in the event that any Event of Default described in subdivisions (a) through (f), (h) or (j) has occurred and is continuing, any holder or holders of at least 25% in principal amount of the Notes at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare all of the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with premium, if any, and interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived, provided that during the existence of an Event of Default described in subdivision (a) or (b) of this Section 13.1, and irrespective of whether the holder or holders of at least 25% in principal amount of Notes then outstanding have declared all the Notes to be due and payable, any holder of Notes which has not consented to any waiver with respect to such Event of Default may, at its option, by written notice to the Company, declare the Notes then held by such holder to be due and payable, whereupon the same shall forthwith become due and payable, together with premium, if any, and interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived. When any Event of Default described in subdivisions (g) or (i) of Section 13.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Premium determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If any holder of any Note shall give any notice or take any other action with respect to a claimed default under this Agreement, or if any Person shall give notice to the Company or take any other action with respect to a claimed default of the type referred to in subdivision (f) of this Section 13.1, the Company will forthwith give written notice thereof to all holders of the Notes at the time outstanding, describing the notice or action and the nature of the claimed default.

Section 13.2. Remedies on Default; Etc. In case any one or more Events of Default shall occur and be continuing, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby by law. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith. No course of dealing and no delay on the part of any holder of any Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

Section 13.3. Rescission of Acceleration. The provisions of Section 13.1 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in subdivisions (a) through (f), (h) or (j) of Section 13.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

(a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

(b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 13.1) shall have been duly paid; and

(c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 17;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 14. Definitions; Accounting Principles.

Section 14.1. Definitions. As used in this Agreement the following terms have the following respective meanings:

Affiliate: Any director, officer or employee of the Company and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

Code: The Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Company Reports: The meaning specified in Section 5.7.

Default: Any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

Earnings Available For Interest: Of any Person for a period, shall mean the excess of the operating revenues of such Person received in the ordinary course of business for such period, together with an allowance for funds used during construction in accordance with generally accepted accounting principles, and net non-operating income (loss), over the sum of all operating expenses, including taxes and adequate and reasonable allowances for maintenance, depreciation and retirement of Properties as charged by such Person, and provision for depletion, obsolescence or amortization of Properties, but excluding, however, any allowance for Federal and state taxes on income or portions thereof for the period for which earnings are being computed.

ERISA: The Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

ERISA Affiliate: Any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

Event of Default: The meaning specified in Section 13.

Funded Indebtedness: Of any Person as of any date as of which the amount thereof is to be determined, shall mean (i) all Indebtedness of such Person required to be paid more than one year from the date as of which Funded Indebtedness is being determined and all Indebtedness required to be paid within such year which may be renewed or extended beyond such year pursuant to the terms of the agreement or instrument under which such Indebtedness was incurred, but there shall be excluded sinking fund, serial maturity, periodic installment and amortization payments on account of Indebtedness which are required to be made within such year and (ii) all guaranties of Funded Indebtedness of others described in clause (i) of this definition.

Hydro-Quebec Purchase Power and Interconnection Projects: The projects pursuant to which the Company and approximately sixty other members of the New England Power Pool have agreed to purchase from Hydro Quebec approximately 33 million megawatt hours ("MWh") of electricity between 1986 and 1997, and approximately 70 million MWh of electricity between 1990 and 2001, as such agreements may be extended, renewed or replaced.

Indebtedness: Of any Person as of any date as of which the amount thereof is to be determined, shall mean all (i) obligations of such Person for borrowed money, (ii) obligations secured by any Lien upon Property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, and (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of Property; provided, that notwithstanding anything to the contrary in the foregoing, Indebtedness of the Company shall not include (A) its obligations under contracts for the purchase by it of gas (including propane and liquefied natural gas) or electric energy or capacity, including transmission charges, (B) obligations not in excess of $6,000,000 in the aggregate at any time outstanding incurred in connection with agreements for the financing of gas, nuclear and other fuel inventories and cushion gas, (C) Lease obligations of the Company or any Subsidiary, (D) pension and other obligations of the Company or any Subsidiary with respect to benefits provided to employees of the Company and its Subsidiaries, regardless of whether such obligations are absolute or contingent or included, in accordance with generally accepted accounting principles, in determining total liabilities as shown on the liability side of a balance sheet of the Company, and (E) obligations relating to the sale of generating assets and power purchase entitlements as provided for in the Company's restructuring plan filed with the Massachusetts Department of Telecommunications and Energy on December 31, 1997.

Institutional Holder: Any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

Lease: As applied to any Person shall mean any lease of any Property (whether real, personal or mixed) by that Person as lessee which would, in conformity with generally accepted accounting principles, be required to be accounted for as a capital lease or an operating lease on the financial statements of that Person.

Lien: (i) Any interest in Property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale or trust receipt, or arising from a lease, consignment or bailment given for security purposes, (ii) any encumbrance upon such Property which does not secure an obligation and (iii) any exception to or defect in the title to or ownership interest in such Property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases, licenses and profits a prendre. For purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sales agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Make-Whole Premium: In connection with any redemption or acceleration of the Notes the excess, if any, of (i) the aggregate present value as of the date of such redemption or acceleration of each dollar of principal being prepaid (taking into account the application of each redemption required by Section 10.1) and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable to the date of such redemption or acceleration, over (ii) 100% of the principal amount of the outstanding Notes being redeemed. If the Reinvestment Rate is equal to or higher than 7.98%, the Make-Whole Premium shall be zero. For purposes of any determination of the Make-Whole Premium:

"Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States Government Securities at 11:00 a.m. (New York City time) for the United States Government Securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being redeemed (taking into account the application of each redemption required by Section 10.1) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States Government Securities is available, Reinvestment Rate shall mean the sum of 0.50% plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being redeemed (taking into account the application of each redemption required by Section 10.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Premium shall be used

"Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

"Weighted Average Life to Maturity" of the principal amount of the Notes being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have become due on each scheduled payment date if such redemption had not been made, less (2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such redemption and the application thereof in accordance with the provisions of Section 10.1, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in (i).

Material: Material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

Material Adverse Effect: A material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

MDTE: The meaning specified in Section 4.4.

Multiemployer Plan: Any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

Net Income (Deficit): The amount of net income (or if such Net Income is a deficit, the amount of such deficit) of the Company and its Subsidiaries for the period in question (taken as a cumulative whole), as determined in accordance with generally accepted accounting principles; provided, however, that any gain or loss from sales or other dispositions (i) of generating assets and power purchase entitlements as provided for in the Company's restructuring plan filed with the Massachusetts Department of Telecommunications and Energy on December 31, 1997, shall be excluded from the calculation of Net Income (Deficit) and (ii) of any other Property which was previously used in the business of the Company and its Subsidiaries, which sales or dispositions occurred during the twelve month period immediately preceding the date as of which Net Income (Deficit) is being determined, the book value of which Property represents in the aggregate more than 10% of Tangible Assets (determined as of the end of the immediately preceding fiscal year of the Company), shall be excluded from the calculation of Net Income (Deficit); and provided, further, that the foregoing proviso shall create no implication that gain or loss from the sale or other disposition of Property of the Company and its Subsidiaries shall be included in determining Net Income (Deficit), unless such inclusion is otherwise in accordance with generally accepted accounting principles.

Officers' Certificate: A certificate signed by the Chairman of the Board of Directors, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Clerk or an Assistant Clerk of the Company.

Opinion of Counsel: An opinion in writing signed by legal counsel, who shall be reasonably satisfactory to the Purchasers and to the holders of at least 50% of the aggregate principal amount of the Notes then outstanding, and who may be counsel to the Company.

PBGC: The Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

Person: An individual, an association, a corporation, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity, including the Company and any Subsidiary.

Plan: An "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

Property: Any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Subsidiary: Any corporation or other entity at least a majority of the outstanding voting shares of which is at the time owned (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary.

Tangible Assets: As of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trade marks, copyrights, experimental expense, and the excess of cost of shares acquired over book value of related assets.

Total Capitalization: At any date means the sum of (x) Funded Indebtedness of the Company and its Subsidiaries, and (y) the aggregate amount for total common stock equity, preference stock and preferred stock as presented in accordance with generally accepted accounting principles on a consolidated balance sheet of the Company as of such date; provided, however, that any securities or Funded Indebtedness to be redeemed from the proceeds of the incurrence of Funded Indebtedness as provided for in Section 11.4(c) hereof, which have not yet been so redeemed, shall not be included in the determination of Total Capitalization.

Unitil shall mean Unitil Corporation, owner of all of the outstanding stock of the Company.

Section 14.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles then in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 15. Expenses; Etc.

Whether or not the transactions contemplated hereby shall be consummated, the Company will pay all reasonable expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the Notes, including, without limitation: (a) the cost and expenses of reproducing this Agreement, of the reproducing and issue of the Notes, of furnishing all opinions of counsel for the Company and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (b) the cost of delivering to the principal office of each Purchaser, insured to its satisfaction, any Notes delivered to it upon any substitution of Notes pursuant to Section 8 and of each Purchaser's delivering any Notes, insured to its satisfaction, upon any such substitution; (c) the reasonable fees, expenses and disbursements of Chapman and Cutler, special counsel for the Purchasers, in connection with such transactions and any such amendments or waivers; and (d) the reasonable out-of-pocket expenses incurred by a Purchaser in connection with such transactions and any such amendments or waivers. The Company will indemnify and hold each Purchaser harmless from and against all claims in respect of the fees, if any, of brokers and finders payable in connection with the execution and delivery of this Agreement or the carrying out of the transactions contemplated hereby. The Company will also pay, and will save each Purchaser and each holder of any Notes harmless from, any and all liabilities with respect to any taxes (including interest and penalties) which may be payable in respect of the execution and delivery of this Agreement, the issue of the Notes and any amendment or waiver under or in respect of this Agreement or the Notes.

Section 16. Survival of Agreements; Etc.

All agreements contained herein and all representations and warranties made in writing by or on behalf of the Company herein or pursuant hereto shall survive the execution and delivery of this Agreement, any investigation at any time made by a Purchaser or on its behalf, the purchase of the Notes by a Purchaser hereunder, and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties made by the Company hereunder.

Section 17. Amendments and Waivers.

Any term of this Agreement or of the Notes may be amended and the observance of any term hereof or thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding, provided that, without the prior written consent of the holders of all the Notes at the time outstanding, no such amendment or waiver shall (a) change the time of payment (including any prepayment required by Section 10.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (b) change any of the provisions with respect to optional prepayments, or (c) reduce the aforesaid percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (d) change the provisions of Section 13 giving each holder of any Note the right, without joining any other such holders of the Notes, to declare the Notes held by such holder due and payable as provided in Section 13. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company. Notes directly or indirectly held by the Company or any Affiliate of the Company shall not be deemed outstanding for purposes of determining whether any amendment or waiver has been effected in accordance with this Section 17.

Section 18. Notices; Etc.

All notices and other communications hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or overnight courier, (a) if to a Purchaser, addressed to the address of such Purchaser designated as the Purchaser's address on Schedule I attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, except that payments on any Note and notices in respect thereof shall be made and sent as provided in Section 9, or at such other address as such Purchaser shall have furnished to the Company for such purpose, or (b) if to any other holder of any Note, at the registered address of such holder as set forth in the register kept by the Company as provided in Section 8, or (c) if to the Company, to 6 Liberty Lane West, Hampton, New Hampshire 03842, Attention: Treasurer, or at such other address as the Company shall have furnished to each Purchaser and each such other holder in writing.

Section 19. Further Assurances.

The Company will execute and deliver all such instruments and take all such action as the Purchasers from time to time may reasonably request in order to further effectuate the purposes and carry out the terms of this Agreement and the Notes.

Section 20. Miscellaneous.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof. This Agreement embodies the entire agreement and understanding between each Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement and the Notes shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 21. Severability.

Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

The execution by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Fitchburg Gas and Electric Light Company

By  /s/ Mark H. Collin

Name: Mark H. Collin

Title: Treasurer

Accepted as of June 1, 2001:

Connecticut General Life Insurance Company

By: CIGNA Investments, Inc. (authorized agent)

By /s/ Lawrence A. Drake

   Name: Lawrence A. Drake

   Title: Managing Director

INA Life Insurance Company of New York

By: CIGNA Investments, Inc. (authorized agent)

By /s/ Lawrence A. Drake

   Name: Lawrence A. Drake

   Title: Managing Director

The Canada Life Assurance Company

By /s/ C. Paul English

Name: C. Paul English

Title: Associate Treasurer

Canada Life Insurance Company of America

By /s/ C. Paul English

Name: C. Paul English

Title: Assistant Treasurer

Information Relating to Purchaser

Name and Address of Purchaser                                                                               Principal Amount of Notes to be Purchased

Connecticut General Life Insurance Company                                                                     $6,500,000

c/o CIGNA Investments, Inc.

900 Cottage Grove Road

Hartford, Connecticut 06152-2307

Attention: Private Securities Division - S-307

Fax: 860-726-7203

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fitchburg Gas and Electric Light Company, 7.98% Notes due June 1, 2031, PPN 338135D * 4" and identifying the breakdown of principal and interest and the payment date) to:

Chase NYC/CTR/

BNF=CIGNA Private Placements/AC=9009001802

ABA #021000021

Address for Notices Related to Payments:

CIG & Co.

c/o CIGNA Investments, Inc.

Attention: Securities Processing S-309

900 Cottage Grove Road

Hartford, Connecticut 06152-2309

CIG & Co.

c/o CIGNA Investments, Inc.

Attention: Private Securities - S-307

Operations Group

900 Cottage Grove Road

Hartford, Connecticut 06152-2307

Fax: 860-726-7203

with a copy to:

Chase Manhattan Bank, N.A.

Private Placement Servicing

P. O. Box 1508

Bowling Green Station

New York, New York 10081

Attention: CIGNA Private Placements

Fax: 212-552-3107/1005

Address for All Other Notices:

CIG & Co.

c/o CIGNA Investments, Inc.

Attention: Private Securities Division - S-307

900 Cottage Grove Road

Hartford, Connecticut 06152-2307

Fax: 860-726-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

Name and Address of Purchaser                                                                             Principal Amount of Notes to be Purchased

INA Life Insurance Company of New York                                                                     $3,000,000

c/o CIGNA Investments, Inc.

900 Cottage Grove Road

Hartford, Connecticut 06152-2307

Attention: Private Securities Division - S-307

Fax: 860-726-7203

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fitchburg Gas and Electric Light Company, 7.98% Notes due June 1, 2031, PPN 338135 D * 4" and identifying the breakdown of principal and interest and the payment date) to:

Chase NYC/CTR/

BNF=CIGNA Private Placements/AC=9009001802

ABA #021000021

Address for Notices Related to Payments:

CIG & Co.

c/o CIGNA Investments, Inc.

Attention: Securities Processing S-309

900 Cottage Grove Road

Hartford, Connecticut 06152-2206

CIG & Co.

c/o CIGNA Investments, Inc.

Attention: Private Securities - S-307

Operations Group

900 Cottage Grove Road

Hartford, Connecticut 06152-2307

Fax: 860-726-7203

with a copy to:

Chase Manhattan Bank, N.A.

Private Placement Servicing

P. O. Box 1508

Bowling Green Station

New York, New York 10081

Attention: CIGNA Private Placements

Fax: 212-552-3107/1005

Address for All Other Notices:

CIG & Co.

c/o CIGNA Investments, Inc.

Attention: Private Securities Division - S-307

900 Cottage Grove Road

Hartford, Connecticut 06152-2307

Fax: 860-726-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

Name and Address of Purchaser                                                                              Principal Amount of Notes to be Purchased

The Canada Life Assurance Company                                                                         $1,500,000

330 University Avenue, SP-11

Toronto, Ontario, Canada M5G 1R8

Attention: Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Chase Manhattan Bank

ABA #021-000-021

Account No. 900-9-000200

Trust Account No. G08808

Reference: Private Placement Number, Name of Issuer and description, and Principal and Interest payment

Notices

Notices with respect to payments and written confirmation of each such payment, to be addressed:

Chase Manhattan Bank

North American Insurance

3 Chase MetroTech Centre - 6th Floor

Brooklyn, NY 11245

Attention: Doll Balbadar

with a copy to:

The Canada Life Assurance Company

330 University Avenue, SP-12

Securities Accounting

Toronto, Ontario, Canada M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: J. Romeo & Co.

Taxpayer I.D. Number: 38-0397420

Name and Address of Purchaser                                                                              Principal Amount of Notes to be Purchased

The Canada Life Assurance Company                                                                                 $1,500,000

330 University Avenue, SP-11

Toronto, Ontario, Canada M5G 1R8

Attention: Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Chase Manhattan Bank

ABA #021-000-021

Account No. 900-9-000200

Trust Account No. G52708

Reference: Private Placement Number, Name of Issuer and description, and Principal and Interest payment

Notices

Notices with respect to payments and written confirmation of each such payment, to be addressed:

Chase Manhattan Bank

North American Insurance

3 Chase MetroTech Centre - 6th Floor

Brooklyn, NY 11245

Attention: Doll Balbadar

with a copy to:

The Canada Life Assurance Company

330 University Avenue, SP-12

Securities Accounting

Toronto, Ontario, Canada M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: J. Romeo & Co.

Taxpayer I.D. Number: 38-0397420

Name and Address of Purchaser                                                                                   Principal Amount of Notes to be Purchased

The Canada Life Assurance Company                                                                     $500,000

330 University Avenue, SP-11

Toronto, Ontario, Canada M5G 1R8

Attention: Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Chase Manhattan Bank

ABA #021-000-021

Account No. 900-9-000200

Trust Account No. G08798

Reference: Private Placement Number, Name of Issuer and description, and Principal and Interest payment

Notices

Notices with respect to payments and written confirmation of each such payment, to be addressed:

Chase Manhattan Bank

North American Insurance

3 Chase MetroTech Centre - 6th Floor

Brooklyn, NY 11245

Attention: Doll Balbadar

with a copy to:

The Canada Life Assurance Company

330 University Avenue, SP-12

Securities Accounting

Toronto, Ontario, Canada M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: J. Romeo & Co.

Taxpayer I.D. Number: 38-0397420

Name and Address of Purchaser                                                                                   Principal Amount of Notes to be Purchased

Canada Life Insurance Company of America                                                         $1,000,000

330 University Avenue, SP-11

Toronto, Ontario, Canada M5G 1R8

Attention: Paul English, U.S. Investments Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Chase Manhattan Bank

ABA #021-000-021

Account No. 900-9-000200

Trust Account No. G52709

Reference: Private Placement Number, Name of Issuer and description, and Principal and Interest payment

Notices

Notices with respect to payments and written confirmation of each such payment, to be addressed:

Chase Manhattan Bank

North American Insurance

3 Chase MetroTech Centre - 6th Floor

Brooklyn, NY 11245

Attention: Doll Balbadar

with a copy to:

The Canada Life Assurance Company

330 University Avenue, SP-12

Securities Accounting

Toronto, Ontario, Canada M5G 1R8

All other notices and communications (including financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: J. Romeo & Co.

Taxpayer I.D. Number: 38-2816473

Fitchburg Gas and Electric Light Company

Funded Indebtedness Outstanding
as of March 31, 2001

Issue	Total Amount Outstanding
8.55% Notes due March 31, 2004	$9,000,000

6.75% Notes due November 30, 2023	$19,000,000

7.37% Notes due January 15, 2029	$12,000,000

Total Funded Indebtedness	$40,000,000

Fitchburg Gas and Electric Light Company

7.98% Note due June 1, 2031

$______________ PPN: 338135 D* 4

No._______________ _________, 2001

Fitchburg Gas and Electric Light Company (the "Company"), a Massachusetts corporation, for value received, hereby promises to pay to _______________ or registered assigns the principal sum of _________________ Dollars ($__________) on June 1, 2031; and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 7.98% per annum, semi-annually on the first day of June and December in each year, commencing with December 1, 2001, until the principal amount hereof shall become due and payable. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.98% per annum after the due date, whether by acceleration or otherwise, until paid.

Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

This Note is one of the 7.98% Notes due June 1, 2031 of the Company issued in an aggregate principal amount limited to $14,000,000 pursuant to the Company's Note Agreement with the Purchasers named therein dated as of June 1, 2001, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

The Notes are subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates only on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in said Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in said Agreement.

This Note and said Agreement are governed by and construed in accordance with the Massachusetts law.

Fitchburg Gas and Electric Light Company

By:

Name:

Title:

Opinion of Special Counsel for the Purchasers

June ___, 2001

Connecticut General Life Insurance Company The Canada Life Assurance Company

c/o CIGNA Investments, Inc. 330 University Avenue, SP-11

900 Cottage Grove Road Toronto, Ontario, Canada M5G 1R8

Hartford, Connecticut 06152

INA Life Insurance Company of New York Canada Life Insurance Company of America

c/o CIGNA Investments, Inc. 330 University Avenue, SP-11

900 Cottage Grove Road Toronto, Ontario, Canada M5G 1R8

Hartford, Connecticut 06152

Re: 7.98% Notes of Fitchburg Gas and Electric Light Company

Due June 1, 2031 (the "Notes")

Ladies and Gentlemen:

This opinion is being furnished to each of you pursuant to Section 4.5 of the Note Agreement dated as of June 1, 2001 (the "Note Agreement") among Fitchburg Gas and Electric Light Company (the "Company") and each of you relating to the issue and sale of $14,000,000 principal amount of the Notes. We have acted as your special counsel in connection with the foregoing matter and are, therefore, familiar with the proceedings taken in connection therewith. This opinion is being delivered concurrently with the delivery of payment for the Notes in accordance with the Note Agreement. Capitalized terms defined in the Note Agreement, when used herein, have the meanings so defined.

In connection herewith, we have examined originals (or copies certified or otherwise identified to our satisfaction) of

(i) the Note Agreement;

(ii) the form of the Notes;

(iii) the records of corporate proceedings of the Company in connection with the authorization of the execution and delivery of the Note Agreement and the Notes and the consummation of the transactions contemplated by the Note Agreement;

(iv) the Articles of Organization of the Company, including all amendments thereto, certified by the Clerk of the Company;

(v) Certificate of Good Standing with respect to the Company executed by the Secretary of the Commonwealth of Massachusetts;

(vi) the order of the Massachusetts Department of Telecommunications and Energy dated May 17, 2001, authorizing the issuance and sale of the Notes;

(vii) 10-K Report and 10-Q Report; and

(viii) such other instruments, certificates, documents, contracts and records of the Company as we have deemed necessary or appropriate for the purposes of the opinion rendered hereby.

As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates, documents, contracts and records. We believe that the opinion of LeBoeuf, Lamb, Greene & McRae, L.L.P., responsive to the Note Agreement, delivered to you herewith and dated the date hereof, is satisfactory in scope and form and that you are justified in relying thereon. Our opinion as to matters referred to in paragraph 1 below is based solely upon an examination of the Articles of Organization certified by, and a certificate of good standing of the Company from, the Secretary of the Commonwealth of Massachusetts and by By-laws of the Company. In rendering our opinion below, we have relied upon the opinion of LeBoeuf, Lamb, Greene & McRae, L.L.P. with respect to matters of Massachusetts law.

Based upon and subject to the foregoing, we are of the opinion that:

(1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has corporate power and authority to carry on its business and own its Property and is duly authorized to enter into and perform the Note Agreement and to issue the Notes and incur the Indebtedness to be evidenced thereby.

(2) The Note Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally from time to time in effect, and general principles of equity (regardless of whether such enforceability is considered in equity or at law).

(3) The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by authorized officers of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally from time to time in effect, and general principles of equity (regardless of whether such enforceability is considered in equity or at law).

(4) The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and do not under existing law require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939.

Very truly yours,

Opinion of Counsel for the Company

June ___, 2001

Connecticut General Life Insurance Company The Canada Life Assurance Company

c/o CIGNA Investments, Inc. 330 University Avenue, SP-11

900 Cottage Grove Road Toronto, Ontario, Canada M5G 1R8

Hartford, Connecticut 06152

INA Life Insurance Company of New York Canada Life Insurance Company of America

c/o CIGNA Investment, Inc. 330 University Avenue, SP-11

900 Cottage Grove Road Toronto, Ontario, Canada M5G 1R8

Hartford, Connecticut 06152

Re: 7.98% Notes of Fitchburg Gas and Electric Light Company

Due June 1, 2031 (the "Notes")

Ladies and Gentlemen:

This opinion is being furnished to each of you pursuant to Section 4.5 of the Note Agreement dated as of June 1, 2001 (the "Note Agreement") among Fitchburg Gas and Electric Light Company, a Massachusetts corporation (the "Company") and each of you relating to the issue and sale of $14,000,000 principal amount of the Notes. We have acted as counsel for the Company, in connection with the foregoing matter and are, therefore, familiar with the proceedings taken in connection therewith. This opinion is being delivered concurrently with the delivery of payment for the Notes in accordance with the Note Agreement. Capitalized terms defined in the Note Agreement, when used herein, have the meanings so defined.

In connection herewith, we have examined originals (or copies certified or otherwise identified to our satisfaction) of

(i) the Note Agreement;

(ii) the Notes;

(iii) the records of corporate proceedings of the Company in connection with the authorization of the execution and delivery of the Note Agreement and the Notes and the consummation of the transactions contemplated by the Note Agreement;

(iv) the Articles of Organization and By-Laws of the Company, including all amendments thereto, certified by the Clerk of the Company;

(v) a Certificate of Good Standing with respect to the Company executed by the Secretary of the Commonwealth of Massachusetts dated May 17, 2001;

(vi) the order of the Massachusetts Department of Telecommunications and Energy ("MDTE") dated May 17, 2001 authorizing the issuance and sale of the Notes;

(vii) the Annual Report on Form 10-K of Unitil Corporation, a New Hampshire Corporation ("Unitil") and Unitil's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (collectively, the "SEC Reports"); and

(viii) such other instruments, certificates, documents, contracts and records of the Company as we have deemed necessary or appropriate for the purposes of the opinion rendered hereby.

In such examination, we have assumed the genuineness of all signatures (other than the signatures of Company officers), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all parties to such documents except the Company. As to questions of fact material to the opinions set forth herein, we have relied, without independent investigation, upon statements by or certificates of officers and other representatives and agents of the Company, public officials and others and have examined the representations and warranties contained in the Note Agreement and have relied upon, without independent verification, the relevant facts stated therein. Wherever we have stated herein that we have relied on certificates, statements, representations and warranties, we have no independent knowledge of any facts which would cause us to question such reliance.

We also have assumed that each of you has all requisite power and authority and has taken all necessary corporate or other action to execute and deliver the Note Agreement, to purchase and to hold the Notes and to effect the transactions contemplated by the Note Agreement.

Based upon and subject to the foregoing, we are of the opinion that:

(1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has corporate power and authority to carry on its business and own its Property and is duly authorized to enter into and perform the Note Agreement and to issue the Notes and incur the Indebtedness to be evidenced thereby.

(2) The Note Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally from time to time in effect, and general principles of equity (regardless of whether such enforceability is considered in equity or at law).

(3) The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by authorized officers of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally from time to time in effect, and general principles of equity (regardless of whether such enforceability is considered in equity or at law).

(4) The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and do not under existing law require the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939.

(5) To our knowledge, the Company is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure so to qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company taken as a whole.

(6) To our knowledge, the issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of, or constitute a default under or result in the creation or imposition of any lien upon any of the Property of the Company, under the provisions of the Articles of Organization or By-Laws of the Company or any agreement or other instrument to which the Company is a party or by which the Company is bound that is an exhibit to any of the SEC Reports or is known to us after reasonable inquiry.

(7) The issue and sale of the Notes have to the extent required by law been duly authorized by an order of the MDTE, such order is in full force and effect, the applicable appeal period with respect to the MDTE order has expired and no other consent, exemption, approval or authorization by any other governmental authority is required in connection with the execution and delivery of the Note Agreement or the issue, sale and delivery of the Notes.

(8) Assuming that the proceeds of the sale of the Notes will be used only for the purposes set forth in Section 6 of the Note Agreement, none of the transactions contemplated in the Note Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(9) To our knowledge, without conducting a search of any dockets, other than as described in the SEC Reports (including all exhibits and schedules thereto), there are no actions, suits, investigations or proceedings to which the Company is a party in any court or before any governmental authority which involve the possibility of materially and adversely affecting the business or condition of the Company or the ability of the Company to perform its obligations under the Note Agreement or the Notes; and the Company is not, to our knowledge, in default with respect to any order, judgment or decree of any court or governmental authority.

(10) The Company is subject to the jurisdiction of (i) the MDTE and (ii) the SEC under the Public Utility Holding Company Act of 1935, as amended.

With respect to our opinions herein rendered to our knowledge, we have based such opinions on a certificate of an officer of the Company, due inquiry of such officer and other officers of the Company and review of such of the Company's records as may be identified as relevant in the officer's certificate. We have not undertaken to review all agreements to which the Company may be a party.

We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Massachusetts and the federal law of the United States of America.

This opinion is furnished by us as counsel to the Company and is solely for the benefit of you, your successors and assigns and your special counsel, Chapman and Cutler, and may not be relied on by, or may copies be delivered to any other persons without our express written consent.

Very truly yours,